THE TOPPS COMPANY, INC.
                              One Whitehall Street
                               New York, NY 10004



June 9, 2005

Pembridge Value Opportunity Fund LP
370 Lexington Avenue, 19th Floor
New York, NY 10017
Attention: Timothy E. Brog

Gentlemen:

     Reference  is  made  to  the  ongoing   proxy   solicitation   (the  "Proxy
Solicitation") by Pembridge Value Opportunity Fund, LP and its affiliates (collectively, "Pembridge") to elect three (3) nominees to the board of directors of The Topps Company, Inc. (the "Company"). With respect to the Proxy Solicitation and certain related matters, Pembridge and the Company hereby agree as follows:

     1. For the purposes of this letter agreement (the "Agreement"), the following terms have the respective meanings set forth below:

     (a) "Annual Meeting" shall mean the 2005 Annual Meeting of the Stockholders of the Company, including any adjournment thereof (excluding any adjournment beyond December 31, 2005).

     (b) "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

     (c) "Company Nominees" shall mean Stephen D. Greenberg, Ann Kirschner and Richard Tarlow.

     (d) "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2. Upon execution of this Agreement, Pembridge agrees to cease any and all efforts with respect to the Proxy Solicitation.

     3. Pembridge agrees that, for a period from the date of this Agreement, through and including December 31, 2005 (the "Restricted Period"), unless specifically invited in writing by the Company and unless a majority of the Continuing Directors has given its approval to such invitation, Pembridge will not, nor will it permit any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) to, nor will it cause any other person to, in any manner, directly or indirectly:

     (a) make or propose (publicly or otherwise) any proxy solicitation or solicitation of consents to vote any voting securities of the Company with respect to an election of directors;

     (b) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the actions set forth in clause (a);

     (c) otherwise act, alone or in concert with others (including, without limitation, any holder of securities or other interests in the Company or any of its subsidiaries), to seek representation on the Board of Directors of the Company or any of its subsidiaries or to seek to control or influence the management, Board of Directors or policies of the Company in any manner that would result in or require public disclosure; or

     (d) initiate, propose or otherwise solicit stockholders for the approval of any stockholder proposal (as described in Rule 14a-8 under the Exchange Act or otherwise) with respect to the Company.

Pembridge also agrees during the Restricted Period not to request that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section 3 in a manner that would result in or require public disclosure.

     4. The Company agrees that until June 30, 2006, its Board of Directors will refrain from adopting any shareholder rights plan, rights agreement or other device commonly known as a poison pill, without the prior approval of the stockholders at an annual or special meeting.

     5. The Company agrees to pay Pembridge $50,000.00 for expenses incurred or expected to be incurred by it in connection with the Proxy Solicitation, the Annual Meeting and the negotiation and execution of this Agreement. Payment shall be made by the Company to Pembridge no later than 5 days after the date hereof. Pembridge shall be entitled to terminate this agreement if such payment has not been made within 7 days after the date hereof.

     6. On the date hereof, the Company and Pembridge will issue a press release attached hereto as Exhibit A. As of the date hereof, the Company and Pembridge further agree not to make any statements inconsistent with the press release.

     7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflicts of laws principles or rules.

     8. This  Agreement  constitutes  the entire  understanding  of the  parties
hereto   relating  to  the  subject  matter  hereof  and  supercedes  all  prior understandings among such parties.

     9. The provisions of Sections 2 and 3 hereof shall terminate and have no further force or effect after December 31, 2005. This Agreement may be executed in counterpart (including by facsimile), each of which shall be deemed an original.

     If you are in agreement with the terms set forth above, please sign this letter Agreement in the space provided below and return an executed copy to the undersigned.

                                                     Very truly yours,


                                                     THE TOPPS COMPANY, INC.


                                        By: /s/ Catherine K. Jessup
                                            -----------------------
                                        Name:   Catherine K. Jessup
                                        Title:  Vice President - Chief Financial
                                                Officer and Treasurer



CONFIRMED AND AGREED:


PEMBRIDGE VALUE OPPORTUNITY FUND LP


By: /s/ Timothy Brog
    ----------------
Name:   Timothy Brog
Title:  President